Exhibit 10.6

FIRST AMENDMENT TO

AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) is adopted March 23, 2022 by and among Emclaire Financial Corp., a Pennsylvania-chartered bank holding company (the “Corporation”), The Farmers National Bank of Emlenton, a national banking association (the “Bank”), and Amanda L. Engles (“the “Executive”) (the Corporation and the Bank are referred to together herein as the “Employers”).

WHEREAS, the Employers and the Executive are parties to an Amended and Restated Change in Control Agreement dated November 15, 2017 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to add non-competition and non-solicitation provisions;

WHEREAS, Section 9 of the Agreement provides that the Employers and the Executive may amend or terminate the Agreement at any time; and

WHEREAS, the Board of Directors of each of the Employers have approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Employers and the Executive hereby amend the Agreement as follows:

1. The Agreement is hereby amended to add a new Section 20 to read in its entirety as follows:

“20. Competition after Date of Termination. The Executive shall forfeit all rights to any further benefits hereunder if the Executive, without the prior written consent of the Employers, violates any of the following restrictive covenants.

(a) Non-compete provision. During (x) the period that the Executive is employed by the Employers, (y) the period of three years following the Date of Termination if such event occurs prior to a Change in Control, and (z) the period of six months following a Change in Control if a Date of Termination has not occurred prior to such Change in Control, the Executive shall not, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company):

(i) become employed by, participate in, or become connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive’s responsibilities will include providing banking or other financial services within twenty-five (25) miles of any office maintained by the Employers as of the Date of Termination of the Executive’s employment; provided that the foregoing shall not prevent the Executive from owning for passive investment purposes less than five percent (5%) of the publicly traded voting securities of any company engaged in the banking, financial services, insurance, brokerage or other business similar to or competitive with the Employers (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership);

(ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Employers as of the Date of Termination of the Executive’s employment (excluding those employees whose employment is terminated by the Employers);

(iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Employers or transaction involving the Employers;

(iv) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for (whether by mail, telephone, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of the Employers or any of its affiliates or successors), either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Employers (the preceding hereinafter referred to as “Services”), to or from any person or entity from whom the Executive or the Employers, to the knowledge of the Executive, provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive’s employment;

(v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Employers, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Employers, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Employers, earnings or other information concerning the Employers. The restrictions contained in this subsection (v) apply to all information regarding the Employers, regardless of the source that provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

(b) Value of Non-compete for Purposes of Code Section 280G. For purposes of Code Section 280G, the Employers shall ascribe a value to the restrictive covenants imposed upon the Executive pursuant to Section 20(a), with such value to not exceed one-half of the Executive’s annual compensation as of the date of the Change in Control for each six-month period covered by Section 20(a).

(c) Judicial Remedies. In the event of a breach or threatened breach by the Executive of any of the provisions of Section 20(a), the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Employers, and further recognizes that in such event monetary damages may be inadequate to fully protect the Employers. Accordingly, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 20(a), the Executive consents to the Employers’ entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Employers’ rights hereunder and preventing the Executive from further breaching any of the Executive’s obligations set out herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Employers post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Employers from pursuing any other remedies available to the Employers at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 20(a) are reasonable in terms of scope, duration, geographic area and otherwise; (ii) the protections afforded the Employers in Section 20(a) are necessary to protect their legitimate business interest; (iii) the restrictions set forth in Section 20(a) will not be materially adverse to the Executive’s employment with the Employers; and (iv) the Executive’s agreement to observe such restrictions forms a material part of the consideration for this Agreement.

(d) Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.”

2. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

3. All other provisions of the Agreement shall continue in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above by the Executive and by a duly authorized representative of each of the Employers.

EMCLAIRE FINANCIAL CORP.

By:	/s/William C. Marsh
Name:	William C. Marsh
Title:	Chairman, President and Chief Executive Officer

THE FARMERS NATIONAL BANK OF EMLENTON

By:	/s/William C. Marsh
Name:	William C. Marsh
Title:	Chairman, President and Chief Executive Officer

EXECUTIVE

By:	/s/Amanda L. Engles
Name:	Amanda L. Engles

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